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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY

     The undersigned members of the Board of Directors of Golden Telecom, Inc. hereby constitute and appoint David J. Wisher and Jeffrey A. Riddell and each of them acting singly, as true and lawful attorneys-in-fact for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments (including post-effective amendments) and exhibits to the registration statement on Form S-1 of Golden Telecom, Inc. (File No. 333-82791), any related registration statement and its amendments and exhibits filed pursuant to Rule 462(b) under the Securities Act and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered thereby or under any related registration statement or any amendment thereto, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that each of such attorneys-in-fact or its substitute shall lawfully do or cause to be done by virtue hereof.



SIGNATURE                           TITLE                 DATE
---------                           -----                 ----

/s/ H. Brian Thompson              Director         September 22, 1999
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/s/ Robert A. Schriesheim          Director         September 22, 1999
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